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                                                                  EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT

                            dated as of May 30, 2003

                                  by and among

                        FOX PAINE SEMINIS HOLDINGS, LLC,

               BANCA AFIRME, S.A., INSTITUCION DE BANCA MULTIPLE,
           AFIRME GRUPO FINANCIERO, AS TRUSTEE, UNDER THE IRREVOCABLE
                  ADMINISTRATION AND PAYMENT TRUST NUMBER 167-5
        (FIDEICOMISO IRREVOCABLE DE ADMINISTRACION Y PAGO NUMERO 167-5),

                            SEMINIS ACQUISITION LLC,

                                       and

                              SEMINIS MERGER CORP.

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                                TABLE OF CONTENTS

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ARTICLE I             CERTAIN DEFINITIONS....................................................................      3

ARTICLE II            THE STOCK PURCHASE.....................................................................      7
     Section 2.1.     The Closing............................................................................      7
     Section 2.2.     Purchase and Sale......................................................................      8
     Section 2.3.     ARG Option.............................................................................      8
     Section 2.4.     Delivery of Sale Shares; Payment.......................................................      8

ARTICLE III           REPRESENTATIONS AND WARRANTIES
                       OF PARENT AND MERGER SUB..............................................................      9
     Section 3.1.     Organization...........................................................................      9
     Section 3.2.     Authority..............................................................................      9
     Section 3.3.     Consents and Approvals; No Violations..................................................      9
     Section 3.4.     Contributions to Parent; Distributions from Parent.....................................     10
     Section 3.5.     Capitalization.........................................................................     10
     Section 3.6.     Ownership of Stock.....................................................................     11
     Section 3.7.     Proxy Statement; Information...........................................................     12
     Section 3.8.     Brokers................................................................................     12
     Section 3.9.     Acknowledgment.........................................................................     12

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF FPSH.................................................     13
     Section 4.1.     Organization...........................................................................     13
     Section 4.2.     Authority..............................................................................     13
     Section 4.3.     Consents and Approvals; No Violations..................................................     13
     Section 4.4.     Proxy Statement........................................................................     14
     Section 4.5.     Brokers................................................................................     14
     Section 4.6.     Purchase For Investment................................................................     14
     Section 4.7      Financial Capability...................................................................     14

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE ARG TRUST........................................     14
     Section 5.1.     Organization...........................................................................     14
     Section 5.2.     Authority..............................................................................     15
     Section 5.3.     Consents and Approvals; No Violations..................................................     15
     Section 5.4.     Proxy Statement........................................................................     15
     Section 5.5.     Brokers................................................................................     15
     Section 5.6.     Purchase For Investment................................................................     16

ARTICLE VI            COVENANTS..............................................................................     16
     Section 6.1.     Merger Agreement; Contribution Agreement;
                      Financing Commitment Papers............................................................     16
     Section 6.2.     Pre-Closing Conduct....................................................................     17
     Section 6.3.     Notification of Certain Matters........................................................     17
     Section 6.4.     Additional Agreements, Reasonable Best Efforts.........................................     17
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     Section 6.5.     Further Assurances.....................................................................     18
     Section 6.6.     Public Announcements...................................................................     19
     Section 6.7.     Capitalization Matters.................................................................     19

ARTICLE VII           CONDITIONS TO CONSUMMATION OF THE STOCK
                      PURCHASE...............................................................................     19
     Section 7.1.     Conditions to Performance by Parent and Merger Sub.....................................     19
     Section 7.2.     Conditions to Performance by FPSH......................................................     20

ARTICLE VIII          TERMINATION; AMENDMENT; WAIVER.........................................................     23
     Section 8.1.     Termination............................................................................     23
     Section 8.2.     Effect of Termination..................................................................     24
     Section 8.3.     Fees and Expenses......................................................................     24
     Section 8.4.     Amendment..............................................................................     25
     Section 8.5.     Waiver.................................................................................     25
     Section 8.6.     Survival...............................................................................     25
     Section 8.7.     Sole Remedy............................................................................     25

ARTICLE IX MISCELLANEOUS.....................................................................................     26
     Section 9.1.     Entire Agreement; Assignment...........................................................     26
     Section 9.2.     Severability...........................................................................     26
     Section 9.3.     Notices................................................................................     26
     Section 9.4.     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial...........................     28
     Section 9.5.     Specific Performance...................................................................     28
     Section 9.6.     Interpretation.........................................................................     29
     Section 9.7.     Parties in Interest....................................................................     29
     Section 9.8.     Counterparts...........................................................................     29
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Exhibit A             Form of Stock Purchase Agreement for Additional Purchasers

Exhibit B-1           Form of 15% Co-Investment Rights Agreement

Exhibit B-2           Form of SPC Hurdle Co-Investment Rights Agreement

Exhibit B-3           Form of FPSH Hurdle Co-Investment Rights Agreement

Exhibit C             Form of Parent FIRPTA Affidavit

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT, dated as of May 30, 2003 (this "Agreement"), is made by and among FOX PAINE SEMINIS HOLDINGS, LLC, a Delaware limited liability company ("FPSH"), BANCA AFIRME, S.A., INSTITUCION DE BANCA MULTIPLE, AFIRME GRUPO FINANCIERO, AS TRUSTEE, UNDER THE IRREVOCABLE ADMINISTRATION AND PAYMENT TRUST NUMBER 167-5 (FIDEICOMISO IRREVOCABLE DE ADMINISTRACION Y PAGO NUMERO 167-5), a Mexican trust (the "ARG Trust"), SEMINIS ACQUISITION LLC, a Delaware limited liability company ("Parent") and SEMINIS MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                  WHEREAS, Parent, Merger Sub, and Seminis, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), of even date herewith, pursuant to which Merger Sub will merge with and into the Company (the "Merger") on the terms and conditions set forth therein;

                  WHEREAS, after the Stockholders Meeting (as defined in the Merger Agreement) and immediately prior to the time that the Merger becomes effective under the DGCL (the "Effective Time"), Parent will have received as a contribution and Parent will own 41,554,346 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Company Class A Common Stock") and 42,823,515 shares of Class B Common Stock, par value $.01 per share, of the Company (the "Company Class B Common Stock," and together with the Company Class A Common Stock, the "Company Common Stock") pursuant to the Contribution Agreement;

                  WHEREAS, immediately following the Effective Time, the Company shall have authority to issue 205,000,000 shares of capital stock consisting of:
(i) 200,000,000 shares of common stock, par value $.01 per share (the "New Company Common Stock"), 84,377,861 of which shares shall be issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"), of which (A) 25,000 shares shall be designated Class A Redeemable Preferred Stock, par value $.01 per share (the "Company Class A Preferred Stock"), none of which shall be issued or outstanding, and (B) 25,000 shares shall be designated Class B Redeemable Preferred Stock, par value $.01 per share (the "Company Class B Preferred Stock"), 25,000 shares of which shall be issued and outstanding;

                  WHEREAS, as of the date hereof, Merger Sub has authority to issue (i) 1,000 shares of common stock, par value $.01 per share (the "MS Common Stock"), 1,000 of which shares of MS Common Stock are issued and outstanding, and (ii) 1,000 shares of preferred stock, par value $.01 per share (the "MS Preferred Stock"), none of which shares is issued or outstanding;

                  WHEREAS, immediately prior to the Effective Time, Merger Sub shall have authority to issue (i) 100,000,000 shares of MS Common Stock, 84,377,861 of which shares shall be issued and outstanding, and (ii) 1,000 shares of MS Preferred Stock, none of which shares shall be issued or outstanding;

                  WHEREAS, Parent owns all of the outstanding shares of MS Common Stock on the date hereof and will own all of the outstanding shares of MS Common Stock immediately prior to the Effective Time;

                  WHEREAS, in the Merger, each share of Company Common Stock owned by Parent will be cancelled and each share of MS Common Stock will be converted into one share of New Company Common Stock;

                  WHEREAS, immediately following the Effective Time, the 84,377,861 shares of New Company Common Stock owned by Parent will represent all of the issued and outstanding shares of New Company Common Stock;

                  WHEREAS, on the terms and subject to the conditions contained herein, Parent desires to sell and FPSH desires to purchase all of Parent's right, title and interest in and to the FPSH Sale Shares for an amount equal to the FPSH Purchase Price (the "FPSH Stock Purchase");

                  WHEREAS, on the terms and subject to the conditions contained herein, Parent desires to grant an option to the ARG Trust (the "ARG Option"), pursuant to which the ARG Trust shall have the right, but not the obligation, to purchase all of Parent's right, title and interest in and to 900,737 shares of New Company Common Stock owned by Parent (the "ARG Trust Sale Shares") for an aggregate purchase price of $3,062,506 (the "ARG Purchase Price") (the "ARG Trust Stock Purchase");

                  WHEREAS, on the terms and subject to the conditions contained herein, Parent desires to sell, and Merger Sub (as a constituent party to the Merger) desires that the Company (as the surviving party in the Merger) purchase all of Parent's right, title and interest in and to 6,411,953 shares of New Company Common Stock owned by Parent (the "Company Sale Shares") for an aggregate purchase price of $21,800,641 (the "Company Purchase Price") (the "Company Stock Purchase" and together with the FPSH Stock Purchase and the ARG Trust Stock Purchase, the "Stock Purchase");

                  WHEREAS, after the Closing and the closing of the Debt Financing (as defined in the Merger Agreement), Parent shall be liquidated pursuant to the terms of the LLC Agreement (as defined in the Contribution Agreement) and in such liquidation, Parent will distribute (i) the Cash Distribution to Savia, S.A. de C.V. ("Savia"), (ii) if the ARG Option is exercised, the right to receive the ARG Purchase Price to Savia, (iii) the right to receive the Additional Purchase Amount, if any, to Savia, (iv) shares of New Company Common Stock to the Persons (and in the amounts) set forth in Section 3.4(b) of the Parent Disclosure Schedule, and (v) all remaining assets, if any, including shares of New Company Common Stock not purchased pursuant to the ARG Option, to Savia;

                  WHEREAS, the members of Parent and the board of directors of Merger Sub have determined that the Stock Purchase is fair to and in the best interests of their respective

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corporation and stockholders or company and members (as applicable) and have approved the Stock Purchase and this Agreement;

                  WHEREAS, FPSH, the ARG Trust, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase and also to prescribe various conditions to the Stock Purchase; and

                  WHEREAS, Parent and Merger Sub desire to grant to FPSH certain rights with respect to the Merger, the Merger Agreement, the Contribution, the Contribution Agreement, the Debt Financing (as defined in the Merger Agreement) and the Financing Commitment Papers;

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Additional Purchase Amount" means such amount, if any, equal to (i) the Additional Sale Shares, multiplied by (ii) $3.40.

         "Additional Purchaser" means any Person that agrees pursuant to the form of agreement attached hereto as Exhibit A, between the date hereof and the Closing Date, to purchase, and that purchases, on the Closing Date, shares of New Company Common Stock from Parent; provided, however, that the Additional Purchasers shall be comprised exclusively of bondholders of, and derivatives holders who are now creditors of, Pulsar Internacional, S.A. de C.V., with such bondholders entitled to purchase a maximum of 6,429,150 shares of New Company Common Stock from Parent and such derivatives holders entitled to purchase a maximum of 6,525,328 shares of New Company Common Stock from Parent.

         "Additional Sale Shares" means the aggregate number of shares of New Company Common Stock, if any, purchased by the Additional Purchasers; provided, however, that in no event shall the aggregate number of Additional Sale Shares exceed 12,954,478 shares of New Company Common Stock.

         "Affiliate" means any Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the applicable Person.

         "Agreement" shall have the meaning set forth in the preamble.

         "ARG Option" shall have the meaning set forth in the recitals.

         "ARG Purchase Price" shall have the meaning set forth in the recitals.

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         "ARG Trust" shall have the meaning set forth in the preamble.

         "ARG Trust Disclosure Schedule" means the schedule of disclosures delivered to Parent and Merger Sub by the ARG Trust together with the execution of this Agreement.

         "ARG Trust Material Adverse Effect" shall have the meaning set forth in
Section 5.1.

         "ARG Trust Sale Shares" shall have the meaning set forth in the recitals.

         "ARG Trust Stock Purchase" shall have the meaning set forth in the recitals.

         "Buyer Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably expected to be materially adverse to FPSH after giving effect to the Stock Purchase and the Related Transactions, except to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial or securities market fluctuations or conditions, (iii) changes in, or events or conditions affecting, the industries or businesses in which the Company and its Subsidiaries operate, or (iv) the announcement of the transactions contemplated by the Merger Agreement or the Letter of Intent (as defined in the Merger Agreement).

         "Cash Distribution" shall mean an amount equal to (i) $263,106,832 MINUS (ii) the product of the aggregate number of Additional Sale Shares multiplied by $3.40.

         "Closing" shall have the meaning set forth in Section 2.1.

         "Closing Date" shall have the meaning set forth in Section 2.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in the recitals.

         "Company Class A Common Stock" shall have the meaning set forth in the recitals.

         "Company Class B Common Stock" shall have the meaning set forth in the recitals.

         "Company Class A Preferred Stock" shall have the meaning set forth in the recitals.

         "Company Class B Preferred Stock" shall have the meaning set forth in the recitals.

         "Company Common Stock" shall have the meaning set forth in the recitals.

         "Company Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably expected to be materially adverse to (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate any of the transactions contemplated by this Agreement and the Related Agreements (other than the Indemnification Agreement), including the Stock Purchase and the Related Transactions (other than the transactions contemplated by the Indemnification Agreement), except to the extent that such adverse effect results from (i) general economic conditions or changes therein, (ii) financial or securities market fluctuations or conditions, (iii) changes in, or events or conditions affecting, the industries or businesses in which the Company and its Subsidiaries operate, or (iv) the announcement of the transactions contemplated by the Merger Agreement or the Letter of Intent (as defined in the Merger Agreement).

         "Company Preferred Stock" shall have the meaning set forth in the recitals.

         "Company Purchase Price" shall have the meaning set forth in the recitals.

         "Company Sale Shares" shall have the meaning set forth in the recitals.

         "Company Securities" shall have the meaning set forth in Section
3.5(a).

         "Company Stock Purchase" shall have the meaning set forth in the recitals.

         "Contribution Agreement" means the Contribution Agreement of even date herewith, among Parent, Mr. Romo (as defined therein), Desarrollo Consolidado de Negocios, S.A. de C.V., the ARG Trust and the Contributors (as defined therein) providing for the contribution of Company Common Stock to Parent.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "Effective Time" shall have the meaning set forth in the recitals.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Financing Commitment Papers" shall mean, collectively, (i) the Commitment Letter, of even date herewith, from Citicorp North America, Inc., Citigroup Global Markets Inc., Harris Trust and Savings Bank, Bank of Montreal, CIBC World Markets Corp. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International," New York Branch, to Parent, (ii) the Fee Letter, of even date herewith, from Citicorp North America, Inc., Citigroup Global Markets Inc., Harris Trust and Savings Bank, Bank of Montreal, CIBC World Markets Corp. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International," New York Branch, to Parent, (iii) the Engagement Letter, of even date herewith, from Citigroup Global Markets Inc., Harris Trust and Savings Bank, Bank of Montreal, CIBC World Markets Corp. and Rabo Securities USA Inc. to Parent, and (iv) the Highly Confident Letter, of even date herewith, from Citigroup Global Markets Inc. to Parent.

         "FPSH" shall have the meaning set forth in the preamble.

         "FPSH Expenses" means all out-of-pocket fees and expenses actually and reasonably incurred by FPSH and its Affiliates or on their behalf in connection with any of the transactions contemplated by this Agreement and the Related Agreements (including fees and expenses payable to financing sources, consultants, counsel to any of the foregoing, accountants and legal counsel).

         "FPSH Material Adverse Effect" shall have the meaning set forth in
Section 4.1.

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         "FPSH Purchase Price" shall mean the product of (i) the FPSH Sale
Shares multiplied by (ii) $3.40.

         "FPSH Sale Shares" means (i) 70,972,409 shares of New Company Common Stock minus (ii) the aggregate number of Additional Sale Shares.

         "FPSH Stock Purchase" shall have the meaning set forth in the recitals.

         "GFA" shall have the meaning set forth in Section 8.3(c).

         "Governmental Entity" means any federal, state, local or foreign court or tribunal or administrative, governmental or regulatory body, agency or authority.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnification Agreement" shall mean the Indemnification Agreement, of even date herewith, by and among FPSH, the ARG Trust, Desarrollo Consolidado de Negocios, S.A. de C.V., Desarrollo Empresarial Regiomontano, S.A. de C.V., Emprima, S.A. de C.V., Park Financial Group, Ltd (BVI), Savia, S.A. de C.V., Alfonso Romo Garza and Parent.

         "Lien" means, with respect to any asset (including any security), any security interests, liens, claims, charges, title defects, deficiencies or exceptions, mortgages, pledges, easements, encroachments, restrictions on use, rights-of-way, rights of first refusal, options, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever in respect of such asset.

         "Merger" shall have the meaning set forth in the recitals.

         "Merger Agreement" shall have the meaning set forth in the recitals.

         "Merger Sub" shall have the meaning set forth in the preamble.

         "Merger Sub Securities" shall have the meaning set forth in Section 3.5(b).

         "MS Common Stock" shall have the meaning set forth in the recitals.

         "MS Preferred Stock" shall have the meaning set forth in the recitals.

         "New Company Common Stock" shall have the meaning set forth in the recitals.

         "Parent" shall have the meaning set forth in the preamble.

         "Parent Disclosure Schedule" means the schedule of disclosures delivered by Parent and Merger Sub to FPSH and the ARG Trust together with the execution of this Agreement.

         "Parent Material Adverse Effect" means any event, change, circumstance, effect or state of facts that is or is reasonably expected to be materially adverse to the ability of Parent or

Merger Sub to consummate the transactions contemplated by this Agreement or the Related Agreements.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or "group" (as defined in the Exchange Act).

         "Related Agreements" means the Voting Agreement, the Merger Agreement, the Contribution Agreement, and the Indemnification Agreement.

         "Related Transactions" shall mean the transactions contemplated by the Related Agreements.

         "Savia" shall have the meaning set forth in the recitals.

         "Stock Purchase" shall have the meaning set forth in the recitals.

         "Stockholders' Agreement" means the Stockholders' Agreement, of even date herewith, by and among Merger Sub and the Persons listed on the signature pages thereto.

         "Subsidiary" means, with respect to any Person, any other Person, whether incorporated or unincorporated or domestic or foreign to the United States of which (a) such first Person or any other Subsidiary of such first Person is a general partner (excluding such partnerships where such first Person or any Subsidiary of such first Person does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such first Person or by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries.

         "Voting Agreement" means the voting agreement, of even date herewith, among FPSH and the other Persons party thereto pursuant to which, among other things, each Person (other than FPSH) party thereto agrees to vote all shares of Company Common Stock beneficially owned by such Person in favor of the Merger.

                                   ARTICLE II

                               THE STOCK PURCHASE

         Section 2.1. The Closing. The closing of the Stock Purchase (the "Closing") will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, at 10:00 a.m. New York City time (or such other place as the parties hereto may agree) on the first business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such other conditions on the Closing Date) (the "Closing Date").

         Section 2.2. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, (a) Parent shall sell to FPSH (or one or more of its designated Affiliates) all of Parent's rights, title and interests in the FPSH Sale Shares, free and clear of any Lien, (b) Parent shall sell to the Company all of Parent's right, title and interest in the Company Sale Shares, free and clear of any Lien, and (c) if the ARG Option has been exercised, Parent shall sell to the ARG Trust all of Parent's right, title and interest in the ARG Trust Sale Shares, free and clear of any Lien.

         Section 2.3. ARG Option. Parent hereby grants to the ARG Trust the right, but not the obligation, to purchase the ARG Trust Sale Shares for the ARG Purchase Price in accordance with the terms hereof. The ARG Option can be exercised at any time on or before the third business day prior to the Closing Date by delivery to Parent of a written notice stating that the ARG Trust irrevocably exercises the ARG Option to purchase the ARG Trust Sale Shares pursuant to the terms of this Agreement. Exercise of the ARG Option shall constitute: (a) acknowledgment by the ARG Trust that Parent shall transfer the right to receive the ARG Purchase Price to Savia and an agreement by the ARG Trust that it is obligated to pay the ARG Purchase Price to Savia after such transfer; and (b) an agreement by the ARG Trust that Savia may receive or retain any cash dividends on its shares held by the ARG Trust in an amount equal to the ARG Purchase Price otherwise payable by Savia to ARG Trust in lieu of payment to Savia of the ARG Purchase Price by ARG Trust.

         Section 2.4.      Delivery of Sale Shares; Payment.

                  (a) At the Closing, (i) Parent shall deliver or cause to be delivered to FPSH (or one or more of its designated Affiliates) one or more stock certificates representing in the aggregate the FPSH Sale Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers and all applicable stock transfer stamps and other instruments requisite to proper transfer, all in proper form, (ii) Parent shall deliver or cause to be delivered to the Company one or more stock certificates representing in the aggregate the Company Sale Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers and all applicable stock transfer stamps and other instruments requisite to proper transfer, all in proper form, (iii) if the ARG Option has been exercised, Parent shall deliver or cause to be delivered to the ARG Trust one or more stock certificates representing in the aggregate the ARG Trust Sale Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers and all applicable stock transfer stamps and other instruments requisite to proper transfer, all in proper form, and (iv) if the ARG Option has not been exercised, Parent shall deliver or cause to be delivered to Savia one or more stock certificates representing in the aggregate the ARG Trust Sale Shares, duly endorsed in blank for transfer or accompanied by duly executed stock powers and all applicable stock transfer stamps and other instruments requisite to proper transfer, all in proper form.

                  (b) At the Closing, (i) FPSH (or one or more of its designated Affiliates) shall pay to Parent by wire transfer of immediately available funds (to the account designated by Parent in writing not less than three days prior to Closing) the FPSH Purchase Price, (ii) Parent shall cause the Company to pay to Parent by wire transfer of immediately available funds (to the account designated by Parent in writing not less than three days prior to Closing) the Company Purchase Price, and (iii) if the ARG Option has been exercised, the transactions contemplated by the last sentence of Section 2.3 shall occur.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby represent and warrant to FPSH and the ARG Trust as follows:

         Section 3.1. Organization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not, in the aggregate, have a Parent Material Adverse Effect. Each of Parent and Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, the Merger Agreement and the Contribution Agreement and the other transactions contemplated by the Related Agreements. Other than Parent's 100% ownership interest in Merger Sub and as contemplated by the Contribution Agreement, neither Parent, nor Merger Sub owns any equity, debt or similar interest in any Person. Parent and Merger Sub have delivered to FPSH and the ARG Trust accurate and complete copies of the certificate of incorporation and bylaws (or other governing documents), as currently in effect, of Parent and Merger Sub. Neither Parent nor Merger Sub has engaged in any activities, owned any assets or been subject to any liabilities, except as is necessary to effect the Merger, the Stock Purchase and the Contribution. Neither Parent nor Merger Sub has any Indebtedness (as defined in the Merger Agreement) or liabilities, other than as contemplated by this Agreement, the Related Agreements and the Financing Commitment Papers.

         Section 3.2. Authority. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and any Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the boards of directors (or other governing body) and stockholders or members (as applicable) of each of Parent and Merger Sub, and no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and any Related Agreement to which it is a party have been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due and valid authorization, execution and delivery by the other party or parties hereto or thereto, constitute the valid, legal and binding agreements of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their terms.

         Section 3.3. Consents and Approvals; No Violations. Except as set forth on Section 3.3 of the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and the Related Agreements, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect or a Company Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and the Related Agreements will (a) conflict with or result in any breach of any provision of the certificates of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or result in the creation of a Lien on any property or asset of Parent or Merger Sub, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, Merger Sub or any of their respective properties or assets, except in the case of (b) or (c) above for violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Parent Material Adverse Effect or a Company Material Adverse Effect.

         Section 3.4.      Contributions to Parent; Distributions from Parent.

                  (a) On the date hereof, Parent entered into the Contribution Agreement with the Persons set forth in Section 3.4(a) of the Parent Disclosure Schedule pursuant to which, immediately prior to the Effective Time, such Persons have agreed to transfer to Parent all rights, title and interests in the shares of Company Common Stock set forth next to such Person's name in Section 3.4(a) of the Parent Disclosure Schedule, in each case, free and clear of any Lien and in accordance with the terms of the Contribution Agreement.

                  (b) Immediately after the Closing and the closing of the Debt Financing (as defined in the Merger Agreement), Parent shall be liquidated pursuant to the terms of the LLC Agreement (as defined in the Contribution Agreement) and in such liquidation, Parent will distribute (i) the Cash Distribution to Savia, (ii) if the ARG Option is exercised, the right to receive the ARG Purchase Price to Savia, (iii) the right to receive the Additional Purchase Amount, if any, to Savia, (iv) shares of New Company Common Stock to the Persons (and in the amounts) set forth in Section 3.4(b) of the Parent Disclosure Schedule and (v) all remaining assets, if any, including shares of New Company Common Stock not purchased pursuant to the ARG Option, to Savia.

         Section 3.5.      Capitalization.

                  (a) Immediately following the Effective Time and immediately prior to the Closing, the authorized capital stock of the Company shall consist of (i) 200,000,000 shares of New Company Common Stock, 84,377,861 shares of which shall be issued and outstanding and owned exclusively by Parent, and (ii) 5,000,000 shares of Company Preferred Stock, (A) 25,000 shares of which shall be designated as shares of Company Class A Preferred Stock, none of which shall be issued or outstanding, and (B) 25,000 shares of which shall be designated as shares of Company Class B Preferred Stock, 25,000 shares of which shall be issued and outstanding. Except (w) as set forth in the preceding sentence, (x) the options to purchase shares of New Company Common Stock granted under the Amended and Restated Seminis, Inc. 1998

Stock Option Plan which are or become Retained Options (as defined in the Merger Agreement) in accordance with any agreements among Parent, FPSH and any individual owning such Retained Options (as defined in the Merger Agreement),
(y) as contemplated by this Agreement, and (z) as provided in the employment agreements and letter agreements set forth in Section 3.5 of the Parent Disclosure Schedule, immediately following the Effective Time and immediately prior to the Closing, there will be no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or obligations of the Company to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iv) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). Other than pursuant to this Agreement and the Related Agreements (including the Stockholders' Agreement to be executed at the Closing), there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

                  (b) As of the date hereof, Merger Sub has authority to issue (i) 1,000 shares of MS Common Stock, 1,000 of which shares are issued and outstanding, all of which issued and outstanding shares are owned by Parent, and
(ii) 1,000 shares of MS Preferred Stock, none of which shares is issued or outstanding. Immediately prior to the Effective Time, (i) Merger Sub shall have authority to issue 100,000,000 shares of MS Common Stock, 84,377,861 of which shares shall be issued and outstanding and all of which will be owned by Parent, and (ii) 1,000 shares of MS Preferred Stock, none of which shares shall be issued or outstanding. Except as set forth in the preceding sentence, there are no outstanding (i) shares of capital stock or other voting securities of Merger Sub, (ii) securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub, (iii) options or other rights to acquire from Merger Sub, or obligations of Merger Sub to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub, or (iv) equity equivalents, interests in the ownership or earnings of Merger Sub or other similar rights (collectively, "Merger Sub Securities"). There are no outstanding obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Securities.

         Section 3.6.      Ownership of Stock.

                  (a) On the Closing Date, following the Effective Time and prior to the Closing, Parent will be the owner, beneficially and of record, of the FPSH Sale Shares, free and clear of any Lien and will transfer to FPSH (or one or more of its Affiliates) good and valid title to such FPSH Sale Shares free and clear of any Lien. Except as set forth in Section 3.6(a) of the Parent Disclosure Schedule, on the Closing Date, Parent will have no beneficial interest in any Company Securities other than the FPSH Sale Shares, the Company Sale Shares, the ARG Trust Sale Shares and the Additional Sale Shares, if any.

                  (b) On the Closing Date, following the Effective Time and prior to the Closing, Parent will be the owner, beneficially and of record, of the Company Sale Shares, free and clear of any Lien and will transfer to the Company good and valid title to such Company Sale Shares free and clear of any Lien.

                  (c) On the Closing Date, following the Effective Time and prior to the Closing, Parent will be the owner, beneficially and of record, of the ARG Trust Sale Shares, free and clear of any Lien and, (i) if the ARG Option has been exercised, will transfer to the ARG Trust good and valid title to such ARG Trust Sale Shares free and clear of any Lien, or (ii) if the ARG Option has not been exercised, will transfer to Savia good and valid title to such ARG Trust Sale Shares free and clear of any Lien.

         Section 3.7.      Proxy Statement; Information.

                  (a) None of the information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement (as defined in the Merger Agreement) will, at the time filed with the SEC (as defined in the Merger Agreement), at the time first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in the Merger Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) A copy of all written material non-public financial information with respect to the Company or any of its Subsidiaries that Parent or Savia or their respective officers, directors, employees, investment bankers, attorneys, agents or representatives has provided to FPSH or any of its Affiliates or their respective investment bankers, attorneys, agents or representatives, has been provided or made available to the Special Committee (as defined in the Merger Agreement) or its advisors.

                  (c) All material information requested in a letter from the Special Committee to Mr. Alfonso Romo Garza, as Chief Executive Officer and controlling stockholder (through Savia) of the Company, dated January 7, 2003, has, to Parent's knowledge, been provided or made available to the Special Committee (as defined in the Merger Agreement) or its advisors and to FPSH or its advisors.

         Section 3.8. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Related Agreements based upon arrangements made by or on behalf of Parent or Merger Sub.

         Section 3.9. Acknowledgment. Each of Parent and Merger Sub hereby acknowledges that (a) in connection with FPSH entering into the Stock Purchase Agreement, FPSH is relying upon the representations, warranties and covenants of
(i) each of Parent and Merger Sub contained in this Agreement, and (ii) each of Parent, the Contributors (as defined in the Contribution Agreement), Mr. Romo (as defined in the Contribution Agreement), Desarrollo Consolidado de Negocios, S.A. de C.V. and the ARG Trust contained in the Contribution Agreement, and (b) FPSH shall be entitled to rely upon and enforce the representations, warranties and covenants as provided in this Agreement and in the Indemnification Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF FPSH

         FPSH hereby represents and warrants to Parent and the ARG Trust as follows:

         Section 4.1. Organization. FPSH is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not, in the aggregate, have an FPSH Material Adverse Effect. FPSH was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. FPSH has not engaged in any activities, owned any assets or been subject to any liabilities, other than in connection with or as contemplated by this Agreement, the Related Agreements and the Financing Commitment Papers. The term "FPSH Material Adverse Effect" means any event, change, circumstance or effect that is or is reasonably expected to be materially adverse to the ability of FPSH to consummate the Stock Purchase.

         Section 4.2. Authority. FPSH has all necessary power and authority to execute and deliver this Agreement and any Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the manager and the sole member of FPSH, and no other corporate or similar proceedings on the part of FPSH are necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and any Related Agreement to which it is a party have been duly and validly executed and delivered by FPSH and, assuming due and valid authorization, execution and delivery by the other parties hereto or thereto, constitute valid, legal and binding agreements of FPSH, enforceable against FPSH in accordance with their terms.

         Section 4.3. Consents and Approvals; No Violations. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery by FPSH of this Agreement or the consummation by FPSH of the transactions contemplated hereby, except (a) in connection with the requirements of the HSR Act and (b) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have an FPSH Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by FPSH nor the consummation by FPSH of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the governing documents of FPSH, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or result in the creation of a Lien on any property or asset of FPSH, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which FPSH is a party or by which FPSH or its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to FPSH or its properties or assets, except in the case of (b) or (c) above for violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have an FPSH Material Adverse Effect.

         Section 4.4. Proxy Statement. None of the information supplied by FPSH in writing specifically for inclusion in the Proxy Statement (as defined in the Merger Agreement) will, at the time filed with the SEC (as defined in the Merger Agreement), at the time first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in the Merger Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Related Agreements based upon arrangements made by or on behalf of FPSH.

         Section 4.6.      Purchase for Investment. FPSH acknowledges that it
(a) has such knowledge and experience in business and financial matters with respect to investments in securities to enable it to understand and evaluate the risks of the investment contemplated hereby and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof, (b) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended and (c) has had the opportunity to (i) ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms of its purchase of the FPSH Sale Shares contemplated hereby and the merits and risks of investing in such securities and (ii) to obtain such additional information which Parent possesses or can acquire without unreasonable effort or expense.

         Section 4.7. Financial Capability. FPSH will have on the Closing Date sufficient cash and cash equivalents (and has provided Parent with evidence thereof) to purchase the FPSH Sale Shares and to consummate the transactions contemplated by this Agreement, including payments of fees and expenses contemplated hereunder.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE ARG TRUST

         The ARG Trust hereby represents and warrants to Parent and FPSH as follows:

         Section 5.1. Organization. The ARG Trust is duly created under the laws of the United Mexican States and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power and authority would not, in the aggregate, have an ARG Trust Material Adverse Effect. The term "ARG Trust Material Adverse Effect" means any event, change, circumstance or effect that is or is reasonably expected to be materially adverse to the ability of the ARG Trust to consummate the ARG Trust Stock Purchase.

         Section 5.2. Authority. The ARG Trust has all necessary power and authority to execute and deliver this Agreement and any Related Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the technical committee of the ARG Trust, and, except as set forth in Section 5.2 of the ARG Trust Disclosure Schedule, no other proceedings on the part of the ARG Trust are necessary to authorize this Agreement or any Related Agreement to which it is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and any Related Agreement to which it is a party have been duly and validly executed and delivered by the ARG Trust and, assuming due and valid authorization, execution and delivery by the other parties hereto or thereto, constitute valid, legal and binding agreements of the ARG Trust, enforceable against the ARG Trust in accordance with their terms.

         Section 5.3. Consents and Approvals; No Violations. Except as set forth in Section 5.3 of the ARG Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery by the ARG Trust of this Agreement or the consummation by the ARG Trust of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have an ARG Trust Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the ARG Trust nor the consummation by the ARG Trust of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the governing documents of the ARG Trust, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or result in the creation of a Lien on any property or asset of the ARG Trust, or trigger any rights of first refusal) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the ARG Trust is a party or by which the ARG Trust or its properties or assets may be bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the ARG Trust or its properties or assets, except in the case of (b) or (c) above for violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have an ARG Trust Material Adverse Effect.

         Section 5.4. Proxy Statement. None of the information supplied by the ARG Trust in writing specifically for inclusion in the Proxy Statement (as defined in the Merger Agreement) will, at the time filed with the SEC (as defined in the Merger Agreement), at the time first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in the Merger Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Related Agreements based upon arrangements made by or on behalf of the ARG Trust.

         Section 5.6. Purchase for Investment. The ARG Trust acknowledges that its technical committee (a) has such knowledge and experience in business and financial matters with respect to investments in securities to enable it to understand and evaluate the risks of the investment contemplated hereby and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof, (b) is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended and (c) has had the opportunity to (i) ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms of its purchase of the ARG Trust Sale Shares contemplated hereby and the merits and risks of investing in such securities and (ii) to obtain such additional information which Parent possesses or can acquire without unreasonable effort or expense.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1. Merger Agreement; Contribution Agreement; Financing Commitment Papers.

                  (a) Parent and Merger Sub hereby acknowledge and agree that pursuant to this Agreement, Section 9.8(b) of the Merger Agreement and
Section 8.7(b) of the Contribution Agreement, FPSH shall be a third party beneficiary of the Merger Agreement and the Contribution Agreement. As a third party beneficiary of the Merger Agreement, FPSH shall have the right to directly enforce Sections 6.10 (No Solicitation), 8.3 (Fees and Expenses), 8.4 (Amendment) and 8.5 (Waiver) of the Merger Agreement. As a third party beneficiary of the Merger Agreement and the Contribution Agreement, (i) FPSH shall have the right to exercise any right (or enforce any obligation, covenant or condition) under the Merger Agreement and the Contribution Agreement exercisable (or enforceable) by Parent or Merger Sub (to the extent that Parent or Merger Sub shall not have exercised or enforced such right, obligation, covenant or condition), (ii) representations, warranties or covenants made to Parent or Merger Sub in the Merger Agreement and the Contribution Agreement shall be deemed made to (and, with respect to covenants, shall be enforceable (to the extent that Parent or Merger Sub has not enforced such covenant) by) FPSH, and (iii) anything under the Merger Agreement and the Contribution Agreement that must be approved by or acceptable to Parent or Merger Sub must also be approved or accepted by FPSH; provided, however, that the foregoing shall not grant to FPSH the right to amend or waive any obligation, covenant or condition under the Merger Agreement or the Contribution Agreement without the written consent of Parent.

                  (b)      Parent and Merger Sub hereby covenant and agree that
(i) without the prior written consent of FPSH, neither Parent nor Merger Sub shall waive any obligation, covenant or condition under the Merger Agreement or the Contribution Agreement, (ii) Parent and Merger Sub shall provide to FPSH any notice under the Merger Agreement and the Contribution Agreement received from any other party thereto within one day of receipt of such notice by Parent or Merger Sub and neither Parent nor Merger Sub shall deliver any notice under the Merger Agreement or the Contribution Agreement to any other party thereto without the prior written consent of FPSH, and (iii) upon the request and at the direction of FPSH, Parent and Merger Sub shall exercise or enforce any rights under the Merger Agreement or the Contribution Agreement specified by FPSH; provided, however, that the foregoing shall not grant to FPSH the right to amend or waive any obligation, covenant or condition under the Merger Agreement or the Contribution Agreement without the written consent of Parent.

                  (c) Parent hereby acknowledges and agrees that (i) FPSH (through Parent) shall have the right to exercise any right (or enforce any obligation, covenant or condition) under the Financing Commitment Papers exercisable or enforceable by Parent (to the extent that Parent shall not have exercised or enforced such right), and (ii) anything under the Financing Commitment Papers that must be approved by or acceptable to Parent must also be approved or accepted by FPSH. Parent hereby covenants that (x) without the prior written consent of FPSH, it shall not amend, modify or waive any obligation, covenant or condition under any of the Financing Commitment Papers, (y) it shall provide to FPSH any notice under the Financing Commitment Papers received from any other party thereto within one day of receipt of such notice by Parent and Parent shall not deliver any notice under any of the Financing Commitment Papers to any other party thereto without the prior written consent of FPSH, and (z) upon the request and at the direction of FPSH, Parent shall exercise or enforce any rights under the Financing Commitment Papers specified by FPSH; provided, however, that the foregoing shall not grant to FPSH the right to amend or waive any obligation, covenant or condition under the Financing Commitment Papers without the written consent of Parent.

         Section 6.2. Pre-Closing Conduct. Parent, Merger Sub, FPSH and the ARG Trust hereby covenant and agree that neither FPSH, nor the ARG Trust, nor Parent, nor Merger Sub shall take any action that would make any of the representations or warranties of Parent, Merger Sub, the ARG Trust or FPSH contained in this Agreement or the Related Agreements untrue or incorrect as of the date hereof or the Closing Date or would result in any of the conditions set forth in Article VII not being satisfied.

         Section 6.3. Notification of Certain Matters. The parties hereto shall give prompt notice to one another of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause
(i) any representation or warranty contained in this Agreement or the Related Agreements to be untrue or inaccurate, or (ii) any covenant, condition or agreement contained in this Agreement or the Related Agreements not to be complied with or satisfied, and (b) any failure of any party hereto or to any Related Agreement to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Related Agreements; provided, however, that the delivery of any notice pursuant to this
Section 6.3 shall not affect the representations, warranties or covenants of the parties hereto or limit or otherwise affect the remedies available to any party hereunder.

         Section 6.4.      Additional Agreements, Reasonable Best Efforts.

                  (a) Prior to the Closing Date, upon the terms and subject to the conditions of this Agreement, each of FPSH, the ARG Trust, Parent and Merger Sub agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws, rules or regulations to consummate and make effective as promptly as practicable the Stock Purchase and the Related Transactions and the other transactions contemplated by this Agreement and the Related Agreements, including

(i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Stock Purchase and the Related Transactions and the other transactions contemplated hereby and thereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party, including any Governmental Entity, (ii) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (and to make such other filings as are required under laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act (or pursuant to such foreign laws, rules or regulations), (iii) the preparation of any Financing Documents (as defined in the Merger Agreement) reasonably requested by FPSH or Parent, and (iv) the satisfaction of the conditions to the consummation of the Stock Purchase and the Related Transactions. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the consummation of the Stock Purchase and the Related Transactions.

                  (b) Each of the parties hereto agrees to use its reasonable efforts to assist the other parties hereto in connection with structuring or obtaining any financing for Parent and/or the Company and its Subsidiaries in connection with consummation of the Merger, and each of the parties shall use its reasonable efforts to obtain such financing for Parent and/or the Company and its Subsidiaries.

                  (c) Prior to the Effective Time, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding the Stock Purchase or any of the Related Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Stock Purchase or the Related Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         Section 6.5.      Further Assurances.

                  (a) Parent, Merger Sub and the ARG Trust shall use their reasonable best efforts to implement the provisions of this Agreement, and, for such purpose, at the request of FPSH, will, at or after the Closing, promptly execute and deliver, or cause to be so executed and delivered, such documents to FPSH or the Company and take such further action as FPSH may deem reasonably necessary or desirable to facilitate or better evidence the consummation of the transactions contemplated hereby.

                  (b) FPSH shall use its reasonable best efforts to implement the provisions of this Agreement, and, for such purpose, at the request of Parent or Merger Sub, will, at or after the Closing, promptly execute and deliver, or cause to be so executed and delivered, such documents to Parent or Merger Sub, and take such further action as Parent or Merger Sub may deem reasonably necessary or desirable to facilitate or better evidence the consummation of the transactions contemplated hereby.

                  (c) Parent shall cause the Company to become a party to this Agreement immediately following consummation of the Merger.

         Section 6.6. Public Announcements. The parties will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Related Agreements, the Merger, the Related Transactions or the other transactions contemplated hereby or thereby, and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national market system to which any party or its Affiliates is a party. The parties hereto have agreed on the text of the joint press release by which announcement of the execution of this Agreement will be made.

         Section 6.7.      Capitalization.

                  (a) Parent shall not permit Merger Sub or commit the Surviving Corporation (as defined in the Merger Agreement) to, and Merger Sub shall not, incur, or become responsible for, any Indebtedness (as defined in the Merger Agreement) or other liabilities, other than as reasonably required to fulfill their respective obligations under this Agreement, the Related Agreements or the Financing Commitment Papers.

                  (b) At least five days prior to the Effective Time, (i) Parent shall cause Merger Sub to amend its certificate of incorporation to authorize 100,000,000 shares of MS Common Stock, and (ii) Parent shall cause Merger Sub to issue to Parent an additional 84,376,861 shares of MS Common Stock so that immediately prior to the Effective Time, Parent shall own all of the outstanding 84,377,861 shares of MS Common Stock.

                                   ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE

         Section 7.1. Conditions to Performance by Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Stock Purchase is subject to the satisfaction (or waiver) at or prior to the Closing Date of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties made by FPSH herein, disregarding all qualifications and exceptions contained herein relating to materiality or FPSH Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and on the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date) with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, an FPSH Material Adverse Effect.

                  (b) Compliance with Covenants. FPSH shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or FPSH Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality or FPSH Material Adverse Effect, in all respects) with all covenants, contained in this Agreement to be performed or complied with by FPSH prior to or on the Closing Date.

                  (c) Officer's Certificates. Parent shall have received a certificate of FPSH, dated as of the Closing Date, signed by an executive officer of FPSH to evidence satisfaction of the conditions set forth in Sections 7.1(a) and (b).

                  (d) Co-Investment Rights Agreements. The Company and Desarrollo Consolidado de Negocios, S.A. de C.V. shall have executed and delivered the 15% Co-Investment Rights Agreement and the SPC Hurdle Co-Investment Rights Agreement in form and substance substantially identical to the forms attached hereto as Exhibits B-1 and B-2 and the Company and FPSH shall have executed and delivered the FPSH Hurdle Co-Investment Rights Agreement in form and substance identical to the form attached hereto as Exhibit B-3, with the number of Co-Investment Rights granted pursuant to the SPC Hurdle Co-Investment Rights Agreement, on the one hand, and FPSH Hurdle Co-Investment Rights Agreement, on the other hand, determined in accordance with the letter, of even date herewith, from FPSH to Desarrollo Consolidado de Negocios, S.A. de C.V.

                  (e)      [Reserved]

                  (f) Conditions to the Merger. The conditions to the Merger set forth in Sections 7.1(b) and 7.2 (other than Sections 7.2(c) and 7.2(d)) of the Merger Agreement shall have been satisfied or waived, and the Effective Time shall have occurred.

                  (g) Closings of the Merger and the Debt Financing. The closing of the Merger and the Debt Financing (as defined in the Merger Agreement) shall occur substantially concurrently with the Closing.

                  (h) Statutes; Court Orders. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, issued or enforced by any Governmental Entity that prohibits, restrains, enjoins, precludes or restricts the consummation of the Stock Purchase or the Related Transactions.

         Section 7.2. Conditions to Performance by FPSH. The obligation of FPSH to consummate the Stock Purchase is subject to the satisfaction (or waiver) at or prior to the Closing Date of each of the following conditions:

                  (a)      Accuracy of Representations and Warranties.

                           (i) The representations and warranties made herein by Parent, Merger Sub and the ARG Trust, disregarding all qualifications and exceptions contained herein relating to materiality, Parent Material Adverse Effect, ARG Trust Material Adverse Effect and Company Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and on the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date) with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, an ARG Trust Material Adverse Effect, a Company Material Adverse Effect or a Buyer Material Adverse Effect.

                           (ii) The representations and warranties made in the Contribution Agreement by Parent, the Contributors (as defined in the Contribution Agreement), Mr. Romo (as defined in the Contribution Agreement), the ARG Trust and Mexican SPC (as defined in the Contribution Agreement), disregarding all qualifications and exceptions contained therein relating to materiality, Parent Material Adverse Effect, Contributor Material Adverse Effect (as defined in the Contribution Agreement) and Company Material Adverse Effect or words of similar import, shall be true and correct on the date hereof and on the Closing Date as if made on and as of such dates (except for representations and warranties that are made as of a specified date, which shall be true and correct only as of such specified date) with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, a Contributor Material Adverse Effect (as defined in the Contribution Agreement), a Company Material Adverse Effect or a Buyer Material Adverse Effect.

                      (b)  Compliance with Covenants.

                           (i) Parent, Merger Sub and the ARG Trust shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality, Company Material Adverse Effect, Parent Material Adverse Effect or ARG Trust Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality, Company Material Adverse Effect, Parent Material Adverse Effect or ARG Trust Material Adverse Effect, in all respects) with all covenants contained in this Agreement to be performed or complied with by them prior to or on the Closing Date.

                           (ii) Parent, each of the Contributors (as defined in the Contribution Agreement), Mr. Romo (as defined in the Contribution Agreement), the ARG Trust and Mexican SPC (as defined in the Contribution Agreement) shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality, Parent Material
                  Adverse Effect, Company Material Adverse Effect or
                  Contributor Material Adverse Effect (as defined in the Contribution Agreement), in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality, Parent Material Adverse Effect, Company Material Adverse Effect or Contributor Material Adverse Effect (as defined in the Contribution Agreement), in all respects) with all covenants contained in the Contribution Agreement to be performed or complied with by them prior to or on the Closing Date.

                     (c)   Officer's Certificates.

                           (i) FPSH shall have received (A) a certificate of Parent, dated as of the Closing Date, signed by an executive officer of Parent, to evidence satisfaction of the conditions set forth in Sections 7.2(a) and (b), and (B) a certificate of the ARG Trust, dated as of the Closing Date, signed by the settlor of the ARG Trust, to evidence satisfaction of the conditions set forth in Sections 7.2(a) and (b).

                           (ii) FPSH shall have received a certificate of each of the Contributors (as defined in the Contribution Agreement), Mr. Romo (as defined in the Contribution Agreement) and Mexican SPC (as defined in the Contribution Agreement), dated as of the Closing Date, signed by an executive officer of each of the Contributors (as defined in the Contribution Agreement) (other than any Management Contributor) (as defined in the Contribution Agreement), each of whom shall sign in his individual capacity), an executive officer of Mexican SPC (as defined in the Contribution Agreement) and Mr. Romo (as defined in the Contribution Agreement) to evidence satisfaction of the conditions set forth in Sections 7.2(a)(ii) and (b)(ii).

                     (d) No Litigation. After the date hereof, there shall not be (i) any new suit, action or proceeding by any Governmental Entity or any other Person or (ii) any development in any existing suit, action or proceeding by any Governmental Entity or any other Person that, in any such case, is more likely than not, individually or in the aggregate, to have a Company Material Adverse Effect or a Buyer Material Adverse Effect (for purposes of this Section 7.2(d) only, excluding the reference to the phrase "or is reasonably expected to be" from the definitions of Company Material Adverse Effect and Buyer Material Adverse Effect).

                     (e) Co-Investment Rights Agreements. The Company and Desarrollo Consolidado de Negocios, S.A. de C.V. shall have executed and delivered the 15% Co-Investment Rights Agreement and the SPC Hurdle Co-Investment Rights Agreement in form and substance substantially identical to the forms attached hereto as Exhibits B-1 and B-2 and the Company and FPSH shall have executed and delivered the FPSH Hurdle Co-Investment Rights Agreement in from and substance identical to the form attached hereto as Exhibit B-3, with the number of Co-Investment Rights granted pursuant to the SPC Hurdle Co-Investment Rights Agreement, on the one hand, and FPSH Hurdle Co-Investment Rights Agreement, on the other hand, determined in accordance with the letter, of even date herewith, from FPSH to Desarrollo Consolidado de Negocios, S.A. de C.V.

                     (f)   [Reserved].

                     (g) Foreign Investment in Real Property Tax Act. FPSH shall have received an affidavit of Parent in form substantially identical to the form attached as Exhibit C hereto duly executed and acknowledged, certifying facts that would exempt the FPSH Stock Purchase from the provisions of the Foreign Investment in Real Property Tax Act. FPSH shall have received a duly executed and acknowledged affidavit of the Company, in form and in substance reasonably satisfactory to FPSH and in accordance with Treasury Regulation Sections 1.1445-2(c)(3), 1.897-2(g) and 1.897-2(h), certifying that each
"interest" in the Company (within the meaning of

Section 897(c)(1) of the Code) is not a "United States real property interest" within the meaning of Section 897(c) of the Code.

                     (h) Contribution Agreement. There shall not have occurred any breach of any of the representations, warranties or covenants under the Contribution Agreement, that, individually or in the aggregate, would have a Company Material Adverse Effect. As of the Closing Date, each of the Pre-Closing Restructuring Steps (as defined in the Contribution Agreement) shall have been completed and each of the Post-Closing Restructuring Steps (as defined in the Contribution Agreement) shall occur substantially concurrently with the Closing. The transactions contemplated by the Contribution Agreement shall have been consummated.

                     (i) Conditions to the Merger. The conditions to the Merger set forth in Sections 7.1(b) and 7.2 (other than Section 7.2(d)) of the Merger Agreement shall have been satisfied or waived, and the Effective Time shall have occurred.

                     (j) Closings of the Merger and the Debt Financing. The closing of the Merger and the Debt Financing (as defined in the Merger Agreement) shall occur substantially concurrently with the Closing.

                     (k) Capitalization. The equity capitalization of the Company immediately following the Closing, giving effect to the transactions contemplated by this Agreement and the Related Agreements, shall be as set forth in Section 7.2(k) of the Parent Disclosure Schedule.

                     (l) Statutes; Court Orders. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, issued or enforced by any Governmental Entity that prohibits, restrains, enjoins, precludes or restricts the consummation of the Stock Purchase or the Related Transactions.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1. Termination. This Agreement may be terminated and the Stock Purchase may be abandoned at any time prior to the Closing:

                     (a) by mutual written consent of Parent and FPSH, duly authorized by the boards of directors (or similar governing bodies) of Parent and FPSH;

                     (b) by Parent or FPSH, if (i) any Governmental Entity shall have enacted, entered, promulgated, issued or enforced a final statute, rule, regulation, executive order, decree, ruling or injunction (which statute, rule, regulation, executive order, decree, ruling or injunction the parties hereto shall use their reasonable best efforts to reverse, overturn or lift) or taken any other final action restraining, enjoining or otherwise prohibiting the Stock Purchase or the Related Transactions and such order, decree, ruling or other action is or shall have become final and nonappealable, or (ii) the Merger Agreement shall have been terminated in accordance with its terms;

                     (c) by FPSH, if (i) there shall have been a material breach of any of the representations, warranties or covenants of Parent or Merger Sub under this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 7.2 and (B) is not capable of being cured prior to the Outside Date (as defined in the Merger Agreement) or, if curable, has not been cured within 20 business days following receipt by Parent of written notice from FPSH of such breach, or (ii) there shall have been a breach of any of the representations, warranties or covenants under the Contribution Agreement, which breach, individually or in the aggregate would reasonably be expected to have a Parent Material Adverse Effect, a Contributor Material Adverse Effect (as defined in the Contribution Agreement), a Company Material Adverse Effect or a Buyer Material Adverse Effect; provided that in the case of clause (ii), such breach is not capable of being cured prior to the Outside Date (as defined in the Merger Agreement) or, if curable, has not been cured within 20 business days following receipt by Parent of written notice from FPSH of such breach; or

                     (d) by Parent, if there shall have been a material breach of any of the representations, warranties or covenants of FPSH which breach (A) would give rise to the failure of a condition set forth in Section 7.1 and (B) is not capable of being cured prior to the Outside Date (as defined in the Merger Agreement) or, if curable, has not been cured within 20 business days following receipt by FPSH of written notice from Parent of such breach.

         Section 8.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than the provisions of this Section 8.2, Section 8.3(a) and
Article IX of this Agreement; provided, however, that nothing contained in this
Section 8.2 shall relieve any party from liability for any willful and material breach of this Agreement.

         Section 8.3.      Fees and Expenses.

                     (a) Except as otherwise provided in the Merger Agreement, if the transactions contemplated by this Agreement are not consummated for any reason, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

                     (b) If the transactions contemplated by this Agreement are consummated, on the Closing Date, the parties hereto shall cause the Company to pay to FPSH by wire transfer of immediately available funds (to the account or accounts designated by FPSH in writing not less than one business day prior to the Closing) (i) a transaction fee equal to the amount paid to Savia in cash pursuant to Section 2.02 of the Exchange Agreement (as defined in the Merger Agreement), and (ii) all FPSH Expenses; provided, however, that the FPSH Expenses shall not exceed $7.5 million.

                     (c) If the transactions contemplated by this Agreement are consummated, on the Closing Date, Parent shall cause the Company to pay the settlement amount to Grupo Financiero Atlantico ("GFA") in accordance with the Settlement Agreement by and among Savia, the Company, Desarrollo Inmobiliario Omega, S.A. de C.V., Bionova Holding Corp., Pulsar Inter-nacional, S.A. de C.V., Alfonso Romo Garza, Servasa, S.A. de C.V., the ARG Trust, Fox Paine & Company, LLC and GFA, dated as of April 25, 2003.

         Section 8.4. Amendment. This Agreement may be amended at any time by an instrument in writing signed by FPSH and Parent; provided, however, that any amendment that would prevent or delay the Closing shall also require the written consent of the Special Committee (as defined in the Merger Agreement), such consent not to be unreasonably withheld or delayed.

         Section 8.5. Waiver. At any time prior to the Effective Time: (a) Parent may (i) extend the time for the performance of any of the obligations or other acts of FPSH, (ii) waive any inaccuracies in the representations and warranties of FPSH contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by FPSH with any of the agreements or conditions contained herein, and (b) FPSH may (i) extend the time for the performance of any of the obligations or other acts of Parent, Merger Sub or the ARG Trust, (ii) waive any inaccuracies in the representations and warranties of Parent, Merger Sub or the ARG Trust contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by Parent, Merger Sub or the ARG Trust with any of the agreements or conditions contained herein; provided, however, that in the case of clauses (a) and (b), any extension or waiver that would prevent or delay the Closing shall also require the written consent of the Special Committee (as defined in the Merger Agreement), such consent not to be unreasonably withheld or delayed. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         Section 8.6. Survival. The parties hereto hereby acknowledge that indemnification with respect to breaches of representations, warranties and covenants contained in this Agreement shall be made pursuant to the Indemnification Agreement and that the representations and warranties in this Agreement shall survive as provided in this Section 8.6 for such purpose. The representations and warranties in this Agreement shall survive until the two-year anniversary of the Closing, provided, however, that the representations and warranties contained in Section 3.6 of this Agreement shall survive indefinitely. Any covenants or agreements contained herein or made pursuant hereto that by their terms are to be performed prior to the Closing Date, shall not survive beyond the Closing Date. Any covenants or agreements contained herein or made pursuant hereto that by their terms are to be performed in whole or in part after the Closing Date, shall survive until fully discharged.

         Section 8.7. Sole Remedy. After the Closing, and conditioned thereupon, to the extent permitted by law, the indemnities set forth in the Indemnification Agreement shall be the exclusive remedies of the parties hereto and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Entire Agreement; Assignment. This Agreement and the Related Agreements (including the schedules and Exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise. Notwithstanding the foregoing, at Closing, FPSH may assign its rights and obligations under this Agreement to one or more of its Affiliates who would qualify as an "FPSH Affiliate Transferee" as defined in the Stockholders' Agreement, and with respect to Section 2.2 of this Agreement, to any entity co-investing with FPSH who would qualify as a "Co-Investor Transferee" under the Stockholders' Agreement; provided, however, that FPSH remains liable for its obligations hereunder until the Closing occurs at which time such assignees shall be liable.

         Section 9.2. Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner.

         Section 9.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by Federal Express or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

                  (a) If to Parent, Merger Sub or the ARG Trust:

                           c/o Savia, S.A. de C.V.
                           Ave. Roble No. 565 Ote. - Piso 4
                           Colonia Valle Del Campestre
                           Garza Garcia, N.L. 66265
                           Mexico
                           Attention: Bernardo Jimenez Barrera
                           Facsimile: 011-52-818-399-5606

                           With a copy, which will not constitute notice, to:

                           Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, New York 10005

                           Attention: Howard S. Kelberg, Esq.
                           Facsimile: 212-822-5530

                           With copies, which will not constitute notice, to:

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention: Chairman of the Special Committee
                                        of the Board of Directors
                           Facsimile: 805-918-2530

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention: General Counsel
                           Facsimile: 805-918-2530

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036
                           Attention: Peter A. Atkins, Esq.
                                      David J. Friedman, Esq.
                           Facsimile: 212-735-2000

                  (b) If to FPSH:

                           Fox Paine & Company, LLC
                           950 Tower Lane, Suite 1950
                           Foster City, California 94404
                           Attention: W. Dexter Paine, III
                           Facsimile: 650-525-1396

                           With a copy, which will not constitute notice, to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention: Mitchell S. Presser, Esq.
                           Facsimile: 212-403-2000

                           With copies, which will not constitute notice, to:

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention: Chairman of the Special Committee
                                       of the Board of Directors
                           Facsimile: 805-918-2530

                           Seminis, Inc.
                           2700 Camino del Sol
                           Oxnard, California 93030-7967
                           Attention: General Counsel
                           Facsimile: 805-918-2530

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036
                           Attention: Peter A. Atkins, Esq.
                                      David J. Friedman, Esq.
                           Facsimile: 212-735-2000

         Section 9.4. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  (b) The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Stock Purchase. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

                  (c) The ARG Trust irrevocably appoints CT Corporation Systems, which currently maintains an office at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding. So long as the ARG Trust has any obligation under this Agreement, it will maintain a duly appointed agent in the State of Delaware for the service of such process or summons, and if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.

                  (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

         Section 9.5. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.6. Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.7.      Parties in Interest.

                  (a) Subject to Section 9.7(b), except as otherwise provided in Sections 2.2, 8.5 and 9.1 of this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  (b) Notwithstanding anything to the contrary contained herein, (i) Savia shall be a third party beneficiary of this Agreement and shall have the right to enforce any right under this Agreement exercisable by Parent to the extent such right is not enforced by Parent, and (ii) any representations, warranties or covenants made by FPSH shall be deemed made to Savia.

                  (c) The parties hereto acknowledge that the Company would not have entered into the Merger Agreement had the parties hereto not entered into this Agreement.

         Section 9.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                        FOX PAINE SEMINIS HOLDINGS, LLC

                                        By: Fox Paine & Company, LLC,
                                            as sole member


                                        By: /S/ Kevin Schwartz
                                            ------------------
                                            Name: Kevin Schwartz
                                            Title: Vice President

                                        BANCA AFIRME, S.A., INSTITUCION DE BANCA
                                        MULTIPLE, AFIRME GRUPO FINANCIERO, AS
                                        TRUSTEE, UNDER THE IRREVOCABLE
                                        ADMINISTRATION AND PAYMENT TRUST NUMBER
                                        167-5 (FIDEICOMISO IRREVOCABLE DE
                                        ADMINISTRACION Y PAGO NUMERO 167-5)

                                        By: /S/ Adrian J. Lozano
                                            --------------------
                                            Name: Adrian J. Lozano
                                            Title: Delegado Fiduciario

                                        By: /S/ Beatriz Garza L.
                                            --------------------
                                            Name: Beatriz Garza L.
                                            Title: Delegado Fiduciario

                                        SEMINIS ACQUISITION LLC

                                        By: /S/ Bernardo Jimenez
                                            --------------------
                                            Name: Bernardo Jimenez
                                            Title:

                                        SEMINIS MERGER CORP.

                                        By: /S/ Bernardo Jimenez
                                            --------------------
                                            Name: Bernardo Jimenez
                                            Title:

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]